Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), is made and entered into as of December 21, 2014, by and between Uroplasty, Inc., a Minnesota corporation (“Uroplasty”), and the undersigned stockholders (each a “Stockholder” and, collectively, the “Stockholders”) of Vision-Sciences, Inc., a Delaware corporation (“Vision-Sciences”) as identified on Schedule A hereto.

A.            Concurrently with the execution and delivery of this Agreement, Uroplasty, Vision-Sciences, and Visor Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Vision-Sciences (“Merger Sub”) are entering into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, which provides for, among other things, upon the terms and subject to the conditions set forth therein, a business combination between Uroplasty and Vision-Sciences, by means of a merger of Uroplasty with and into Merger Sub (the “Merger”);

B.            As of the date hereof, each Stockholder is the Beneficial Owner (as defined below) of, and has the sole right to vote and dispose of, that number of shares of Common Stock, par value $0.01 per share (the “Vision-Sciences Shares”) of Vision-Sciences set forth opposite such Stockholder’s name on Schedule A hereto; and

C.            In connection with the Merger and concurrently with the entry by Uroplasty, Vision-Sciences and Merger Sub into the Merger Agreement, and as a condition and inducement to the willingness of Uroplasty to enter into the Merger Agreement and incur the obligations set forth therein, each of the Stockholders has agreed to grant Uroplasty an irrevocable proxy to vote the Stockholder’s Vision-Sciences Shares in favor of the adoption of the Merger Agreement and the approval of the terms thereof and other transactions contemplated by the Merger Agreement.

Accordingly, and in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.
Definitions

Capitalized terms used but not defined in this Agreement are used in this Agreement with the meanings given to such terms in the Merger Agreement. In addition, for purposes of this Agreement:

“Affiliate” means, with respect to any specified person, a person who, at the time of determination, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person. For purposes of this Agreement, with respect to a Stockholder, “Affiliate” does not include Vision-Sciences or the persons that directly, or indirectly through one or more intermediaries, are controlled by Vision-Sciences. For the avoidance of doubt, no officer or director of Vision-Sciences will be deemed an Affiliate of another officer or director of Vision-Sciences by virtue of his or her status as an officer or director of Vision-Sciences.

“Beneficially Owned” or “Beneficial Ownership” with respect to any securities means having beneficial ownership of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disregarding the phrase “within 60 days” in paragraph (d)(1)(i) thereof), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities, securities Beneficially Owned by a person include securities Beneficially Owned by (i) all Affiliates of such person, and (ii) all other persons with whom such person would constitute a “group” within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder.

“Beneficial Owner” with respect to any securities means a person that has Beneficial Ownership of such securities.

“Person or person” has the meaning ascribed thereto in the Merger Agreement.

“Subject Shares” means, with respect to a Stockholder, without duplication, (i) the Vision-Sciences Shares owned by such Stockholder on the date hereof as described on Schedule A, and (ii) any additional Vision-Sciences Shares acquired by such Stockholder or over which such Stockholder acquires Beneficial Ownership from and after the date hereof, whether pursuant to existing stock option agreements, warrants, convertible notes, any other security exercisable for or convertible into Vision-Sciences Shares or otherwise. Without limiting the other provisions of this Agreement, in the event that Vision-Sciences changes the number of Vision-Sciences Shares issued and outstanding prior to the Expiration Date as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the number of Subject Shares subject to this Agreement will be equitably adjusted to reflect such change.

“Transfer” means, with respect to a security, the sale, transfer, pledge, hypothecation, encumbrance, assignment or disposition of such security or the Beneficial Ownership thereof, and each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” has a correlative meaning.

ARTICLE II.

Covenants of Stockholder

2.1           Irrevocable Proxy. Concurrently with the execution of this Agreement, each Stockholder agrees to deliver to Uroplasty a proxy in the form attached hereto as Exhibit A (the “Proxy”), which will be irrevocable during the period prior to the Effective Time to the extent provided in Section 212 of the Delaware General Corporation Law (the “DGCL”), with respect to the Subject Shares referred to therein.

2.2           Agreement to Vote.

(a)           At any meeting of the stockholders of Vision-Sciences held prior to the Expiration Date, however called, and at every adjournment or postponement thereof prior to the Expiration Date, or in connection with any written consent of, or any other action by, the stockholders of Vision-Sciences given or solicited prior to the Expiration Date, each Stockholder will vote, or provide a consent with respect to, all of the Subject Shares entitled to vote or to consent thereon (i) to approve the issuance of Vision-Sciences Shares in connection with the Merger pursuant to the existing designation of the Vision-Sciences Board to issue Vision-Sciences Shares; (ii) if and to the extent specified in the Merger Agreement, to increase the number of Vision-Sciences Shares available for issuance pursuant to equity-based awards under the Vision-Sciences Plans; (iii) to adopt the proposal of the Vision-Sciences Board to amend and restate Vision-Sciences’ certificate of incorporation, including increasing the number of authorized shares and any name change contemplated thereby; (iv) in favor of the adoption of the Merger Agreement, and any actions required in furtherance thereof; (v) to appoint the nominees for the Vision-Sciences Board as set forth in Schedule 2.15 of the Merger Agreement; and (vi) against any Acquisition Proposal (other than the Merger), including any Superior Proposal, against any amendment of Vision-Sciences’ certificate of incorporation or bylaws or any other proposal or transaction involving Vision-Sciences, the purpose of which amendment or other proposal or transaction is to delay, prevent or nullify the Merger or the transactions contemplated by the Merger Agreement or change in any manner the voting rights of any capital stock of Vision-Sciences, and against any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Vision-Sciences under the Merger Agreement.

(b)           Each Stockholder will not enter into any agreement with any person (other than Uroplasty) prior to the Expiration Date (with respect to periods prior to or after the Expiration Date) directly or indirectly to vote, grant any proxy or give instructions with respect to the voting of, the Subject Shares in respect of the matters described in Section 2.2 hereof, or the effect of which would be inconsistent with or violate any provision contained in this Section 2.2. Any vote or consent (or withholding of consent) by such Stockholder that is not in accordance with this Section 2.2 will be considered null and void, and the provisions of the Proxy will be deemed to take immediate effect.

2.3           Revocation of Proxies; Cooperation. Each Stockholder agrees as follows:

(a)           Each Stockholder hereby represents and warrants that any proxies heretofore given in respect of the Subject Shares with respect to the matters described in Section 2.2(a) hereof are not irrevocable, and each Stockholder hereby revokes any and all prior proxies with respect to such Subject Shares as they relate to such matters. Prior to the Expiration Date, each Stockholder will not directly or indirectly grant any proxies or powers of attorney with respect to the matters set forth in Section 2.2(a) hereof (other than to Uroplasty), deposit any of the Subject Shares or enter into a voting agreement (other than this Agreement) with respect to any of the Subject Shares relating to any matter described in Section 2.2(a).

(b)           Each Stockholder will (i) use all reasonable efforts to cooperate with Uroplasty and Vision-Sciences in connection with the transactions contemplated by the Merger Agreement, and (ii) provide any information reasonably requested by Uroplasty or Vision-Sciences for any regulatory application or filing sought for such transactions.

2.4           No Solicitation. Each Stockholder acknowledges that Vision-Sciences is subject to the non-solicitation prohibitions set forth in Section 6.04 of the Merger Agreement and that the Stockholder has read and understands the terms thereof. Between the date hereof and the Expiration Date, each Shareholder shall not, and shall not authorize or permit, any director, officer, agent, representative, employee affiliate, advisor, attorney, accountant or associate of the Shareholder or those of its subsidiaries to, directly or indirectly, take any action, in its or their capacity as a shareholder of Vision-Sciences, that Vision-Sciences is prohibited from taking pursuant to Section 6.04 of the Merger Agreement.

2.5           No Transfer of Subject Shares; Publicity. Each Stockholder agrees that:

(a)           Each Stockholder (i) will not Transfer or agree to Transfer (other than Transfer to Vision-Sciences) any of the Subject Shares or, with respect to any matter described in Section 2.2(a), grant any proxy or power-of-attorney with respect to any of the Subject Shares, (ii) will take all action reasonably necessary to prevent creditors in respect of any pledge of the Subject Shares from exercising their rights under such pledge, and (iii) will not take any action that would make in a material respect any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or disabling the Stockholder from performing any of its material obligations hereunder. Notwithstanding the foregoing, each Stockholder may Transfer and agree to Transfer any of the Subject Shares; provided that each person to which any such Subject Shares are Transferred has (x) executed a counterpart of this Agreement and a Proxy in the form attached hereto as Exhibit A (with such modifications as Uroplasty may reasonably request), and (y) agreed in writing to hold such Subject Shares subject to all of the terms and conditions set forth in this Agreement.

(b)           Unless required by applicable Law or permitted by the Merger Agreement, each Stockholder will not, and will not authorize or direct any of its Affiliates or Representatives to, make any press release or public announcement with respect to this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby, without the prior written consent of Uroplasty in each instance.

2.6           Waiver of Appraisal and Dissenters’ Rights. Each Shareholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger by virtue of ownership of the Vision-Sciences Shares.

ARTICLE III.
Representations, Warranties and Additional Covenants of Stockholder

Each Stockholder represents, warrants and covenants to Uroplasty that:

3.1           Ownership. Each Stockholder is the sole Beneficial Owner and the record and legal owner of the Subject Shares identified on Schedule A and such shares constitute all of the capital stock of Vision-Sciences Beneficially Owned by such Stockholder. Each Stockholder has good and valid title to all of the Subject Shares, free and clear of all Liens, claims, options, proxies, voting agreements and security interests and has the sole right to such Subject Shares and there are no restrictions on rights of disposition or other Liens pertaining to such Subject Shares. None of the Subject Shares is subject to any voting trust or other contract with respect to the voting thereof, and no proxy, power of attorney or other authorization has been granted with respect to any of such Subject Shares.

3.2           Authority and Non-Contravention.

(a)           Each Stockholder is an individual, and not a corporation, limited liability company, partnership, trust or other such entity. Each Stockholder has all necessary legal capacity to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)           Assuming due authorization, execution and delivery of this Agreement by Uroplasty, this Agreement has been duly and validly executed and delivered by each Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)           Each Stockholder is not nor will it be required to make any filing with or give any notice to, or to obtain any consent from, any person in connection with the execution, delivery or performance of this Agreement or obtain any permit or approval from any Governmental Body for any of the transactions contemplated hereby, except to the extent required by Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder. No consent of each Shareholder’s spouse is necessary under any “community property” or other Laws in order for the Shareholder to enter into and perform the Shareholder’s obligations under this Agreement.

(d)           Neither the execution and delivery of this Agreement by each Stockholder nor the consummation of the transactions contemplated hereby will directly or indirectly (whether with notice or lapse of time or both) (i) conflict with, result in any violation of or constitute a default by such Stockholder under any mortgage, bond, indenture, agreement, instrument or obligation to which such Stockholder is a party or by which it or any of the Subject Shares are bound, or violate any permit of any Governmental Body, or any applicable Law or order to which such Stockholder, or any of the Subject Shares, may be subject, or (ii) result in the imposition or creation of any Lien upon or with respect to any of the Subject Shares; except, in each case, for conflicts, violations, defaults or Liens that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the performance by the Stockholder of its obligations hereunder.

(e)           Each Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Article II hereof and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such rights.

3.3           Total Shares. Except as set forth on Schedule A, each Stockholder is not the Beneficial Owner of, and does not have (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any right to acquire, and has no other interest in or voting rights with respect to, any Vision-Sciences Shares or any securities convertible into or exchangeable or exercisable for Vision-Sciences Shares.

3.4           Reliance. Each Stockholder understands and acknowledges that Uroplasty is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE IV.
Representations, Warranties and Covenants of Uroplasty

Uroplasty represents, warrants and covenants to each Stockholder that, assuming due authorization, execution and delivery of this Agreement by such Stockholder, this Agreement constitutes the legal, valid and binding obligation of Uroplasty, enforceable against Uroplasty in accordance with its terms, except (i) to the extent limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Uroplasty has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Uroplasty of this Agreement and the consummation by Uroplasty of the transactions contemplated hereby have been duly and validly authorized by Uroplasty and no other corporate proceedings on the part of Uroplasty are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Uroplasty.

ARTICLE V.
Term and Termination

This Agreement will become effective upon its execution by the Stockholders and Uroplasty. This Agreement and each Proxy will terminate upon the earliest of (a) the Effective Time (as defined in the Merger Agreement), (b) the termination of the Merger Agreement in accordance with Article 8 thereof, or (c) written notice by Uroplasty to the Stockholders of the termination of this Agreement (the date of the earliest of the events described in clauses (a), (b), and (c), the “Expiration Date”). The termination of this Agreement will relieve each Stockholder from any liability for any inaccuracy in or breach of any representation, warranty or covenant contained in this Agreement. Notwithstanding the foregoing, Article VI of this Agreement shall survive any termination hereof.

ARTICLE VI.
General Provisions

6.1           Action in Stockholder Capacity Only. Each Stockholder is entering into this Agreement solely in such Stockholder’s capacity as a record holder and beneficial owner, as applicable, of the Subject Shares and not in such Stockholder’s capacity as a director or officer of Vision-Sciences. Nothing herein will limit or affect each Stockholder’s ability to act as an officer or director of Vision-Sciences.

6.2           No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Uroplasty or any of its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to each Stockholder, and neither Uroplasty nor any of its Affiliates will have any authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Vision-Sciences or exercise any power or authority to direct any Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein or in the Merger Agreement.

6.3           Notices. All notices, consents, waivers and other communications under this Agreement must be in writing (including facsimile or similar writing) and must be given:

If to Uroplasty, to:

5420 Feltl Road
Minnetonka, MN 55343
Facsimile:	(952) 426-6152
Attention:	Brett Reynolds
Email:	Brett.Reynolds@uroplasty.com

with copies (which shall not constitute notice) to:

Oppenheimer Wolff & Donnelly LLP
Campbell Mithun Tower – Suite 2000
222 South Ninth Street
Minneapolis, MN 55402
Facsimile:	(612) 607-7100
Attention:	William E. McDonald, Esq.
Brett R. Hanson, Esq.
Email:	wmcdonald@oppenheimer.com
bhanson@oppenheimer.com

If to a Stockholder, to such Stockholder’s address set forth on Schedule A,

or such other address or facsimile number as a party may hereafter specify for the purpose by notice to the other parties hereto. Each notice, consent, waiver or other communication under this Agreement shall be deemed to have been given (a) when personally delivered, (b) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service, (c) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid or (d) when sent by electronic mail; provided the notice, consent, waiver or communication shall be confirmed by the same being sent by certified or registered mail.

6.4           Further Actions. Upon the request of any party to this Agreement, the other party will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement. Each Stockholder hereby agrees that Uroplasty and Vision-Sciences may publish and disclose in the Registration Statement and Joint Proxy Statement (including all documents and schedules filed with the SEC) such Stockholder’s identity and ownership of Subject Shares and the nature of such Stockholder’s commitments, arrangements, and understandings under this Agreement and may further file this Agreement as an exhibit to the Registration Statement or in any other filing made by Uroplasty and/or Vision-Sciences with the SEC relating to the Merger Agreement or the transactions contemplated thereby. Each Stockholder agrees to notify Uroplasty promptly of any additional shares of capital stock of Vision-Sciences of which such Stockholder becomes the record or beneficial owner after the date of this Agreement.

6.5           Entire Agreement and Modification. This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties hereto and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof and constitute (along with the documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except by a written document executed by the party against whose interest the modification will operate. The parties will not enter into any other agreement inconsistent with the terms and conditions of this Agreement and the Proxy, or that addresses any of the subject matters addressed in this Agreement and the Proxy.

6.6           Drafting and Representation. The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there will be no presumption that any ambiguities in this Agreement will be resolved against any party. Any controversy over construction of this Agreement will be decided without regard to events of authorship or negotiation.

6.7           Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

6.8           No Third-Party Rights. Each Stockholder may not assign any of his or her rights or delegate any of its obligations under this Agreement without the prior written consent of Uroplasty, except as permitted pursuant to Section 2.5(a) hereof. Uroplasty may not assign any of its rights or delegate any of its obligations under this Agreement with respect to each Stockholder without the prior written consent of such Stockholder. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of each of the respective successors, personal or legal representatives, heirs, distributes, devisees, legatees, executors, administrators and permitted assigns of each Stockholder and the successors and permitted assigns of Uroplasty. Nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under this Section.

6.9           Enforcement of Agreement. Each Stockholder acknowledges and agrees that Uroplasty could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by such Stockholder could not be adequately compensated by monetary damages. Accordingly, each Stockholder agrees that, (a) he or she will waive, in any action for specific performance, the defense of adequacy of a remedy at law, and (b) in addition to any other right or remedy to which Uroplasty may be entitled, at law or in equity, Uroplasty will be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

6.10         Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by a party in exercising any right, power or privilege under this Agreement, the Proxy or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement, the Proxy or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other party, (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement, the Proxy or the documents referred to in this Agreement.

6.11         Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed by, construed under and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts or choice of law.

6.12         Consent to Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Proxy or the transactions contemplated hereby or thereby will be brought exclusively in the United States District Court for the District of Delaware or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the Court of Chancery of the State of Delaware, County of New Castle, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 6.3 will be deemed effective service of process. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

6.13         Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which, taken together, will constitute one and the same instrument. This Agreement may be executed by facsimile signature (including signatures in Adobe PDF or similar format).

6.14         Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses.

6.15         Headings; Construction. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) ”it” or “its” or words denoting any gender include all genders and (c) the word “including” means “including without limitation,” whether or not expressed.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first above written.

UROPLASTY:		UROPLASTY, INC.

	By:	/s/ Robert Kill
Name: Robert Kill
Title: President, Chief Executive Officer and
Chairman of the Board

STOCKHOLDERS:

/s/ David W. Anderson
Name: David W. Anderson

Additional Signature (if held jointly):

(If held jointly)

(Printed Full Name)

/s/ Mark Landman
Name: Mark Landman

Additional Signature (if held jointly):

(If held jointly)

(Printed Full Name)

STOCKHOLDERS:

/s/ Katsumi Oneda
Name: Katsumi Oneda

Additional Signature (if held jointly):

(If held jointly)

(Printed Full Name)

/s/ Jitendra Patel
Name: Jitendra Patel

Additional Signature (if held jointly):

(If held jointly)

(Printed Full Name)

/s/ Cheryl Pegus
Name: Cheryl Pegus

Additional Signature (if held jointly):

(If held jointly)

(Printed Full Name)

STOCKHOLDERS:

/s/ Lewis C. Pell
Name: Lewis C. Pell

Additional Signature (if held jointly):

(If held jointly)

(Printed Full Name)

/s/ John Rydzewski
Name: John Rydzewski

Additional Signature (if held jointly):

(If held jointly)

(Printed Full Name)

/s/ Gary Siegel
Name: Gary Siegel

Additional Signature (if held jointly):

(If held jointly)

(Printed Full Name)

STOCKHOLDERS:

/s/ Howard Zauberman
Name: Howard Zauberman

Additional Signature (if held jointly):

(If held jointly)

(Printed Full Name)

SCHEDULE A

NAME AND ADDRESS OF STOCKHOLDER	VISION-SCIENCES SHARES BENEFICIALLY OWNED

EXHIBIT A

IRREVOCABLE PROXY

From and after the date hereof and until the Expiration Date (as defined below), the undersigned stockholder (“Stockholder”) of Vision-Sciences, Inc., a Delaware corporation (“Vision-Sciences”), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law) grants to, and appoints, Uroplasty, Inc., a Minnesota corporation (“Uroplasty”), and any designee of Uroplasty, and each of them individually, as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to vote the Subject Shares (as defined in the Voting Agreement) of the Stockholder, or grant a consent or approval in respect of the Subject Shares of the Stockholder, in a manner consistent with Section 2.2 of the Voting Agreement (as defined below). Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Subject Shares relating to the voting rights expressly provided herein are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Shares relating to such voting rights at any time prior to the Expiration Date.

This Proxy is irrevocable, is coupled with an interest and is granted pursuant to that certain Voting Agreement (as amended from time to time, the “Voting Agreement”) of even date herewith, by and among Uroplasty and the Stockholders, and is granted in consideration of Uroplasty entering into the Merger Agreement (as defined in the Voting Agreement). As used herein, the term “Expiration Date,” and all capitalized terms used herein and not otherwise defined, will have the meanings set forth in the Voting Agreement. The Stockholder agrees that this proxy will be irrevocable until the Expiration Date and is coupled with an interest sufficient at law to support an irrevocable proxy and given to Uroplasty as an inducement to enter into the Merger Agreement and, to the extent permitted under applicable Law, will be valid and binding on any person to whom the Stockholder may transfer any of his, her or its Subject Shares in breach of the Voting Agreement. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Subject Shares, and to exercise all voting and other rights of the undersigned with respect to the Subject Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of Vision-Sciences and in every written consent in lieu of such meeting in a manner consistent with Section 2.2 of the Voting Agreement.

This Proxy will be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Subject Shares), and all authority herein conferred or agreed to be conferred will survive the death or incapacity of the Stockholder.

If any provision of this Proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof will, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction will not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof will not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Proxy. Each provision of this Proxy is separable from every other provision of this Proxy, and each part of each provision of this Proxy is separable from every other part of such provision.

Dated: December __, 2014

(Signature of Stockholder)

(Print Name of Stockholder)

Number of Subject Shares owned of record or Beneficially Owned as of the date of this Proxy: